                                                                                                                                                                                                    Exhibit 23

Sam Kan & Company

 1151 Harbor Bay Pkwy., Suite 101

 Alameda, CA 94502  Phone: 510.517.7874 Fax: 866.848.1224

http://www.skancpa.com

We consent to the incorporation by reference on Forms 10-K of American Smooth Wave Ventures, Inc. of our reports dated March 29, 2010, with respect to the financial statements of American Smooth Wave Ventures, Inc. included in this Report on Form 10-K for the period from the date of inception on July 11, 2008 to December 31, 2009.

Alameda, CA

December 17, 2010